As filed with the Securities and Exchange Commission on February 14, 2002
                                                           Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ________________
                                    Form S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                ________________
                          COSTCO WHOLESALE CORPORATION
             (Exact name of registrant as specified in its charter)

                              Washington 33-0572969
      (State or other jurisdiction of (I.R.S. Employer Identification No.)
                         incorporation or organization)

                                 999 Lake Drive
                           Issaquah, Washington 98027
                                 (425) 313-8100
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

      Amended and Restated 1993 Combined Stock Grant and Stock Option Plan
                           2002 Equity Incentive Plan
                            (Full title of the plans)

                                 Richard J. Olin
                       Vice President and General Counsel
                          Costco Wholesale Corporation
                                 999 Lake Drive
                           Issaquah, Washington 98027
                                 (425) 313-8100

        (Names and addresses, including zip codes, and telephone numbers, including area codes, of agent for service)

                              ____________________
                         CALCULATION OF REGISTRATION FEE

-------------------------------- ---------------------- ----------------------- ---------------------- -------------------
                                                           Proposed maximum       Proposed maximum
     Title of shares to be           Amount to be         offering price per     aggregate offering        Amount of
          registered                  registered                share                 price (1)         registration fee
-------------------------------- ---------------------- ----------------------- ---------------------- -------------------
 Common Stock, $.01 par value         50,000,000                 (1)               $2,101,822,168           $193,368
                                                                                                          $92/million
-------------------------------- ---------------------- ----------------------- ---------------------- -------------------

(1) The registration fee was calculated in accordance with Rule 457(h)(1) under the Securities Act of 1933, as amended (the "Act"). With respect to 33,408,325 options whose exercise price is not known, the fee is based on the price of the outstanding shares of common stock as of February 8, 2002 ($44.08), as determined in accordance with Rule 457(c) under the Act and with respect to 16,591,675 outstanding options whose exercise price is known, the fee is based on the aggregate exercise price of the outstanding options.

                                     PART II
                    INFORMATION REQUIRED IN THE REGISTRATION
                                    STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents filed by Costco Wholesale Corporation. (the "Registrant") with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

     (a)  Annual Report on Form 10-K for the year ended September 2, 2001;

     (b) Quarterly Report on Form 10-Q for the quarter ended November 25, 2001; and

     (c) The description of the Registrant's Common Stock contained in its Registration Statement on Form 8-A, and any amendments or reports filed for the purpose of updating these descriptions.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

     Not Applicable

Item 5.  Interests of Named Experts and Counsel.

     None

Item 6.  Indemnification of Directors and Officers.

     Section 23B.08.320 of the Washington Business Corporations Act (the "WBCA") permits a corporation to limit its directors' liability to the corporation or its shareholders for monetary damages for acts or omissions as a director, except for (a) acts or omissions involving intentional misconduct or a knowing violation of law, (b) certain unlawful distributions or loans in violation of
Section 23B.08.310 of the Revised Code of Washington, or (c) transactions whereby the director received an improper personal benefit. Article VI of the Registrant's Amended and Restated Articles of Incorporation (dated November 7,
1995) contains provisions limiting the liability of Registrant's directors to the Registrant or its shareholders to the fullest extent permitted by Washington law.

     Sections 23B.08.500 through 23B.08.600 of the WBCA authorize a corporation to indemnify its directors, officers, employees and agents against certain liabilities they may incur in such capacities, including liabilities arising under the Securities Act of 1933, as amended (the "Securities Act") provided they acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation. Article IX of the Registrant's Amended and Restated Bylaws requires the Registrant to indemnify its directors, officers, employees and other agents to the fullest extent permitted by Washington law.

     The above discussion of the WBCA and the Registrant's Amended and Restated Bylaws and Amended and Restated Articles of Incorporation is not intended to be exhaustive and is qualified in its entirety by reference to such statute, the Amended and Restated Bylaws and the Third Amended and Restated Articles of Incorporation, respectively.

Item 7.  Exemption from Registration Claimed.

     Not Applicable

Item 8.  Exhibits.

Exhibit Number                 Exhibit

            4.1                 1993 Combined Stock Grant and  Stock Option Plan. Incorporated by
                                reference to the exhibits filed as part of the Registration Statement of
                                Price/Costco, Inc. on Form S-4 (File No. 33-50359) dated September 22,
                                1993.
            4.2                 Amendments to 1993 Combined Stock Grant and Stock Option Plan, 1995.
                                Incorporated by reference to the exhibits filed as part of the Annual
                                Report on Form 10-K of Price/Costco, Inc. for the fiscal year ended
                                September 3, 1995.
            4.3                 Amendments to 1993 Combined Stock Grant and Stock Option Plan, 1997.
                                Incorporated by reference to the exhibits filed as part of the Annual
                                Report on Form 10-K of Costco Companies, Inc. for the fiscal year ended
                                August 30, 1998.
            4.4                 Amendments to 1993 Combined Stock Grant and Stock Option Plan, 2000.
                                Incorporated by reference to the exhibits filed as part of the Annual
                                Report on Form 10-K of Costco Wholesale Corporation for the fiscal year ended September 3, 2000.
            4.5                 Amendments to 1993 Combined Stock Grant and Stock Option Plan, 2002
            4.6                 2002 Equity Incentive Plan.
            5.1                 Opinion of Heller Ehrman White & McAuliffe LLP.
           15.1                 Letter from Arthur Andersen LLP re Unaudited Interim Financial Information.
           23.1                 Consent of Heller Ehrman White & McAuliffe LLP (Included in its opinion filed as Exhibit 5.1).
           23.2                 Consent of Arthur Andersen, LLP, Independent Auditors.
           24                   Power of Attorney (Included on the signature page of this Registration
                                Statement).

Item 9.  Undertakings.

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Issaquah, State of Washington, on this 30th day of January, 2002.

                                        Costco Wholesale Corporation


                                        By:  /s/ Richard A. Galanti
                                            Richard A. Galanti
                                            Executive Vice President,
                                            Chief Financial Officer

                                                           POWER OF ATTORNEY

     Each person whose individual signature appears below hereby authorizes Richard A. Galanti or Richard J. Olin, or any of them, as attorneys-in-fact with full power of substitution, to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below by the following persons in the capacities indicated on January 30, 2002.




                              /s/ Jeffrey H. Brotman
                              Jeffrey H. Brotman
                              Chairman of the Board of Directors



                              /s/ James D. Sinegal
                              James D. Sinegal
                              President, Chief Executive Officer and Director




                              /s/Richard A. Galanti
                              Richard A. Galanti
                              Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer)



                              /s/Richard D. DiCerchio
                              Richard D. DiCerchio
                              Senior Executive Vice President, Chief Operating Officer and Director



                              /s/ Benjamin S. Carson, Sr.
                              Dr. Benjamin S. Carson, Sr., M.D.
                              Director

                              /s/ Hamilton E. James
                              Hamilton E. James
                              Director



                              /s/ Richard M. Libenson
                              Richard M. Libenson
                              Director



                              /s/ John W. Meisenbach
                              John W. Meisenbach
                              Director



                              /s/ Charles T. Munger
                              Charles T. Munger
                              Director



                              /s/ Fredcrick O. Paulsell, Jr.
                              Fredrick O. Paulsell, Jr.
                              Director



                              /s/ Jill S. Ruckelshaus
                              Jill S. Ruckelshaus
                              Director



                              /s/ David S. Petterson
                              David S. Petterson
                              Senior Vice President and Corporate Controller (Principal Accounting Officer)

                                  Exhibit Index

Exhibit Number                 Exhibit

            4.1                 1993 Combined Stock Grant and  Stock Option Plan. Incorporated by
                                reference to the exhibits filed as part of the Registration Statement of
                                Price/Costco, Inc. on Form S-4 (File No. 33-50359) dated September 22,
                                1993.
            4.2                 Amendments to 1993 Combined Stock Grant and Stock Option Plan, 1995.
                                Incorporated by reference to the exhibits filed as part of the Annual
                                Report on Form 10-K of Price/Costco, Inc. for the fiscal year ended
                                September 3, 1995.
            4.3                 Amendments to 1993 Combined Stock Grant and Stock Option Plan, 1997.
                                Incorporated by reference to the exhibits filed as part of the Annual
                                Report on Form 10-K of Costco Companies, Inc. for the fiscal year ended
                                August 30, 1998.
            4.4                 Amendments to 1993 Combined Stock Grant and Stock Option Plan, 2000.
                                Incorporated by reference to the exhibits filed as part of the Annual
                                Report on Form 10-K of Costco Wholesale Corporation for the fiscal year ended September 3, 2000.
            4.5                 Amendments to 1993 Combined Stock Grant and Stock Option Plan, 2002
            4.6                 2002 Equity Incentive Plan.
            5.1                 Opinion of Heller Ehrman White & McAuliffe LLP.
           15.1                 Letter from Arthur Andersen LLP re Unaudited Interim Financial Information.
           23.1                 Consent of Heller Ehrman White & McAuliffe LLP (Included in its opinion filed as Exhibit 5.1).
           23.2                 Consent of Arthur Andersen, LLP, Independent Auditors.
           24                   Power of Attorney (Included on the signature page of this Registration
                                Statement).